OPTION AGREEMENT
(Tordal and Iveland Properties)

THIS AGREEMENT is made effective as of the 31st day of March, 2011.

BETWEEN: **REE Mining AS,** a company incorporated under the laws of Norway and having its registered office at Georg Tvibergsvei 10, 3400 Lier

(hereinafter referred to as "**Optionor**")

AND: **EMC Metals Corp.**, a company incorporated under the laws of the Province of British Columbia and having its registered and records office at 11h Floor - 888 Dunsmuir Street, Vancouver, British Columbia, V6K 3K4

(hereinafter referred to as "**Optionee**")

WHEREAS:

A. The Optionor holds certain Exploration Rights (as defined below) to the Properties known as the Tordal property located in Drangedal municipality, Norway, and the Iveland property located in Iveland municipality, Norway, as more particularly described in Schedule "A" attached hereto (the "**Properties**").

B. The Optionor has agreed to grant to the Optionee the exclusive right and option, but not the obligation, to earn an undivided 100% right in the Eploration Rights to be transferred to and held by Newco (as defined below).

NOW THEREFORE in consideration of the premises and the mutual covenants, representations and warranties given by each of the Parties to the other, the receipt and sufficiency of which is hereby expressly acknowledged, the Parties do hereby agree as follows:

1. INTERPRETATION

1.1. In this Agreement, including the Schedules hereto, unless the context otherwise requires, the following words and expressions shall have the following meanings:

(a) "**Agreement**" means this Option Agreement as amended in writing from time to time;

(b) "**Agreement Date**" means the date of this Agreement as first set out above;

(c) "**Confidential Information**" means as that term is defined in section 11.1;

(d) "**Defaulting Party**" means a Party which is in default with respect to the performance of any of its duties or obligations under this Agreement;

(e) "**Exchange**" means the Toronto Stock Exchange;

(f) "**Exchange Acceptance**" means Exchange acceptance to the issuance of the Shares

pursuant to section 4.4;

(g) **"Expenditures"** means all cash, expenses, obligations and liabilities of whatever kind or nature spent or incurred directly or indirectly in connection with Mining Work and, without limiting the generality of the foregoing, includes monies expended in constructing or acquiring all facilities, buildings, machinery and equipment in connection with Mining Work, in paying any taxes, fees, charges, payments or rentals (including payments made in lieu of assessment work) or otherwise paid to keep the Properties or any portion thereof in good standing including any payment to or in respect of acquiring any agreement or confirmation from any holder of surface rights respecting the Properties or any portion thereof, in carrying out any survey of the Properties or any portion thereof, in paying the fees, wages, salaries, traveling expenses, fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Properties or any portion thereof, in paying for the food, lodging and other reasonable needs of such persons, in supervising and managing any work done with respect to and for the benefit of the Properties or any portion thereof including overhead charges claimed by the Operator or in any other respects necessary for the due carrying out of Mining Work and in connection with milling, processing and treatment operations, and in providing supervision, management, administration and accounting, financing, marketing, engineering, legal and other support services in connection with Mining Work. The certificate of an officer of the Party incurring Expenditures as to the amount of Expenditures incurred pursuant to this Agreement and as to their categorization shall be prima facie evidence of such amounts having been incurred;

(h) **"Exploration Rights"** means the rights granted to the Optionor to explore, and, subject to approval from governmental authorities, start pilot extraction as defined in the Norwegian Mineral Act of 2009, specifically related to the Properties;

(i) **"Newco"** means the Norwegian limited liability company In Spe III AS incorporated by the law firm Kvale Advokatfirma DA (**"Kvale"**) as a "shelf company", and that the Optionor will acquire from Kvale as a single purpose vehicle for holding the Exploration Rights on the Properties;

(j) **"Newco Shares"** means 100% of the issued shares in Newco;

(k) **"Mining Work"** means every kind of work done on or in respect of the Properties or the products therefrom by or under the direction of or on behalf of or for the benefit of the Parties or any one or more of them and, without limiting the generality of the foregoing, includes assessment work, geophysical, geochemical and geological surveying, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, crosscutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores, metals and concentrates, surveying and bringing any mineral claims or other interests to lease or patent, reporting and all other work usually considered to be prospecting, exploration, development and mining work;

(l) **"Non-Defaulting Party"** means any Party affected by a default of a Defaulting Party;

(m) **"Option Period"** means the period commencing on the Agreement Date and ending on the date that is 24 months after the Agreement Date;

(n) **"Optionor"** means REE Mining AS;

(o) **"Optionee"** means EMC Metals Corp.;

(p) **"Parties"** or each a **"Party"** means the parties to this Agreement and their respective successors and permitted assigns which become parties in accordance with this Agreement;

(q) **"Properties"** means the lands located in Tørdal and Iveland as more particularly described in Schedule "A" hereto;

(r) **"Shares"** means the common shares in the capital of the Optionee; and

(s) **"Transfer Restrictions"** means such restrictions on the transfer of the Shares to be issued to the Optionor pursuant to this Agreement as may be required by applicable securities legislation (including National Instrument 45-102 as adopted by the British Columbia Securities Commission) and the policies of the Exchange.

1.2. All references to $ or "dollars" in this Agreement means United States dollars.

2. REPRESENTATIONS AND WARRANTIES

2.1. Optionee's Representations and Warranties. The Optionee represents and warrants to the Optionor that:

(a) it is a body corporate duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction;

(b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which it is a party;

(d) the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the Optionee's charter documents nor the laws of any jurisdiction applicable to the Optionee;

(e) the Optionee has the absolute right to enter into this Agreement without first obtaining the consent of any other person or body corporate;

(f) the Optionee has completed all necessary and proper corporate acts and procedures for the Optionee to enter into this Agreement and carry out its terms to the full extent,

except for obtaining final acceptance of this Agreement by the Exchange; and

(g) the Optionee will reserve or set aside sufficient common shares in its treasury to issue the Shares issuable pursuant to this Agreement and such Shares will, upon issue, be issued as fully paid and non-assessable common shares of the Optionee.

2.2 Optionor's Representations and Warranties. The Optionor represents and warrants to the Optionee that as of the Agreement Date and in the Option Period;

(a) it is a body corporate duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction;

(b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which it is a party;

(d) the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the Optionor's charter documents nor the laws of any jurisdiction applicable to the Optionor;

(e) the Exploration Rights in the Properties are accurately described in Schedule "A", and are presently in good standing under the laws of Norway up to and including at least the expiry dates set forth in Schedule "A", and are free and clear of all liens, charges, encumbrances, claims, rights or interest of any person, save and except as described in Schedule "A" and subject to any statutory encumbrances including but not limited to utility rights of way, municipal easements, and the like;

(f) the Optionor has paid all taxes, assessments, rentals, levies, or other payments relating to the Exploration Rights required to be made to any federal, provincial, state, or municipal government authority;

(g) the Optionor is the recorded and beneficial owner of a 100% undivided interest in and to the Exploration Rights comprised in the Properties;

(h) the Optionor has the exclusive right to enter into this Agreement and all necessary authority to transfer and sell an undivided 100% interest in and to the Newco Shares in accordance with the terms of this Agreement;

(i) there are no actions, suits, investigations or proceedings before any court, arbitrator, administrative agency or other tribunal or governmental authority, whether current, threatened, or to the best of the Optionor's knowledge, pending, which directly or indirectly relate to or affect the Exploration Rights or the interests of the Optionor therein in any material respect nor is the Optionor aware of any acts that would lead it

to suspect that any actions, suits, investigations or proceedings might be initiated or threatened;

(j) to the Optionor's knowledge, there is no adverse claim or challenge against or to the ownership of or title to the Exploration Rights, nor any basis for any such claim or challenge, and there are no outstanding agreements or options to purchase or otherwise acquire the Exploration Rights or any portion thereof or any interest therein, and the Exploration Rights are not the whole or substantially the whole of the Optionor's assets or undertaking; and

(k) that Newco will (1) not sell, pledge or otherwise encumber the Exploration Rights, (2) not make any disposition related to the Exploration Rights other than renewals or other acts related to the preservation of the Exploration Rights, (3) limit its operations to being a holding company for the Exploration Rights, including, but not limited to, refraining from borrowing funds, enter into agreements or taking any other actions without prior written consent from the Optionee, such consent not be unreasonable withheld.

2.3 Representations and Warranties as Conditions. The representations and warranties set out in this section 2 are conditions on which the Parties have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of any party as to the accuracy of such representations and warranties.

2.4 Indemnity. Each Party will indemnify and save the other Party harmless from all loss, damage, costs, actions and suits arising out of, or in connection with, any breach by a Party of any representation or warranty contained in this Agreement.

3. CONDITION PRECEDENT

3.1. This Agreement is subject to the Optionee obtaining Exchange Acceptance hereof.

3.2. The Optionee represents that it intends to take such steps as are necessary to have this Agreement accepted by the Exchange;

3.3. If the condition precedent in section 3.1 has not been satisfied within 120 days of the Agreement Date, any Party may, by notice in writing to the other Party, terminate this Agreement. Notwithstanding anything contained in this section, if no notice of termination has been given pursuant to this section and the condition precedent in section 3.1 is at any time satisfied, neither Party will have the right to terminate this Agreement pursuant to this section.

4. OPTION

4.1 The Optionor hereby irrevocably grants to the Optionee the exclusive right to acquire an undivided 100% interest in the Exploration Rights, free and clear of all liens, charges and encumbrances, in accordance with the terms set out herein. The Exploration Rights will indirectly be acquired by purchase of the Newco Shares, free and clear of all liens, charges and encumbrances, as described below.

4.2 First Option. The Optionee will earn an initial 60% interest (the "**Initial Interest**") in the Newco Shares, free and clear of all liens, charges and encumbrances by:

(a) paying to the Optionor an aggregate $400,000 as follows:

(i) $130,000 on the Agreement Date; and

(ii) an additional $300,000 on or before the date that is 19 months from the Agreement Date; and

(b) funding not less than a total of $250,000 on Expenditures to be incurred on or before the date that is 18 months from the Agreement Date.

The Optionor shall acquire Newco and transfer the Exploration Rights to Newco within one week after the Exchange Acceptance has been granted.

The payment of $130,000 pursuant to section 4.2 (a) (i), the acquisition of Newco and the transfer of the Exploration Rights to Newco will be executed as follows;

(1) the Optionee will transfer $130,000 to Kvale's dollar client account,

(2) the $130,000 will be converted from dollars to Norwegian Kronors ("**NOK**") by Kvale after the date of Exchange Acceptance,

(3) the Optionor will transfer the Exploration Rights to Newco, evidenced by original transfer notice to the Directorate of Mining delivered to Kvale, and Kvale will ensure that the transfer is duly notified with the Directorate of Mining,

(4) subject to (3) above, Kvale will withdraw from Kvale's client account:

- NOK 14,200 for payment to Kvale, as consideration for selling Newco to the Optionor (to cover registration fees, auditor fees and legal fees in relation to the incorporation of Newco),
- NOK 100,000 for payment to Kvale as consideration for Kvale supplying Newco its registered capital of NOK 100,000, and
- The remaining amount for payment to Optionor, to a bank account designated by the Optionor,

(5) Kvale will transfer the Newco Shares to the Optionor free and clear of all liens, charges and encumbrances, save for pledge in the Newco Shares in favour of the Optionee in order to secure the Optionee's rights under this Agreement.

4.3 Failure to Exercise. If the Optionee fails to complete the requirements of section 4.2, then the Optionor may elect to terminate this Agreement pursuant to the provisions of section 7.

4.4 Second Option. If the Optionee acquires the Initial Interest, the Optionee may acquire the

remaining 40% interest (the "**Remaining Interest Shares**") in Newco free and clear of all liens, charges and encumbrances by:

(a) paying to the Optionor $200,000 on or before the date that is 24 months from the Agreement Date; and

(b) issuing 1,000,000 Shares to be issued on or before the date that is 24 months from the Agreement Date.

4.5 Production Bonus Payment. The Optionor shall receive an additional 250,000 Shares if the Optionee demonstrates a viable development potential for both Properties, by releasing on SEDAR a full feasibility study on both Properties. These Bonus Payment Shares shall be issued when the Optionee has released the second of the two feasibility studies on the Properties. In the event the first Property reaches commercial production, and the second Property is no longer owned or controlled by the Optionee, a cash production bonus payment of US$100,000 will be payable at the time of first commercial production by the new Property owner to the Optionor.

4.6 Adjustments. The 1,000,000 Shares issuable pursuant to section 4.4(b) and the 250,000 Shares issuable pursuant to section 4.5 shall be subject to adjustments as follows:

(a) in the event the Optionee shall:

(i) subdivide its outstanding Shares; or

(ii) combine its outstanding Shares into a smaller number of Shares;

the Shares shall be adjusted so that the Optionor shall be entitled to receive the kind and number of Shares which it would have owned or have been entitled to receive after the happening of any of the events described above. An adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

5. OPTION ONLY

5.1 This Agreement grants the Optionee an option only and, except as otherwise expressly provided herein, the doing of any act or the making or incurring of any Expenditures by a Party shall not be construed as obligating such Party to do any further or other act or make or incur any further or other Expenditures.

6. VESTING OF INTEREST

6.1 If and when the Optionee acquires the Initial Interest, a 60% right, title and interest in and to the Newco Shares will vest in the Optionee or its nominee free and clear of all charges, encumbrances and claims. At such time, the Optionor will execute and deliver to the Optionee all necessary documents in registrable form in order to validly and effectively transfer to the Optionee legal and beneficial title to an undivided 60% interest in and to the Newco Shares, which the Optionee will be entitled to register against title to the Newco Shares.

6.2 If at any time during the Option Period, the Optionee acquires the Initial Interest and elects not to acquire the Remaining Interest; or after the Option Period expires, the Optionee has acquired the Initial Interest, but has not acquired the Remaining Interest:

(a) then the Optionee will transfer to the Optionor, an 11% interest in Newco at its own cost. As a result, the Optionee will hold a 49% interest in Newco and the Optionor will hold a 51% interest in Newco; and

(b) the Parties may enter into a joint venture with the initial interests being the Optionee 49% and the Optionor 51% to further develop the Properties. The Parties shall negotiate in good faith, prepare, execute and deliver a formal joint venture agreement based on industry standard terms with such changes and additions as are mutually agreeable to the Parties.

6.3 If and when the Optionee acquires the Remaining Interest Shares, the remaining 40% right, title and interest in Newco will vest in the Optionee free and clear of all charges, encumbrances and claims. At such time, the Optionor will execute and deliver to the Optionee all necessary documents in registrable form in order to validly and effectively transfer to the Optionee legal and beneficial title to an undivided 40% interest in Newco, which the Optionee will be entitled to register against title to the Remaining Interest Shares.

7. DEFAULT AND TERMINATION

7.1 Default Events: If at any time during the Option Period either Party fails to perform any obligation hereunder or any representation or warranty given by it proves to be untrue (the "**Defaulting Party**"), then:

(a) the other Party (the "**Non-Defaulting Party**") may give written notice of default to the Defaulting Party specifying the default and the Defaulting Party will not lose any rights under this Agreement, unless within 30 days after the giving of notice of default by the affected Party the Defaulting Party has failed to cure the default by the appropriate performance; and

(b) if the Defaulting Party fails within the applicable period to cure any such default, then the Defaulting Party will be deemed to have terminated the Agreement pursuant to section 7.3.

7.2 Preservation of other rights. Nothing in this Agreement affects the rights of a Party to:

(a) subject to observance of the dispute resolutions provisions of this Agreement, commence litigation in respect of a default event; or

(b) exercise any other rights or remedies available to the Party under this Agreement or at law or in equity.

7.3 Termination. This Agreement will terminate:

(a) if the Optionee gives 30 days written notice (the "**Termination Notice**") to the

Optionor that it wishes to terminate the Agreement;

(b) if the Parties enter into a joint venture; or

(c) pursuant to the provisions set out in section 7.1.

7.4 In the event of termination of this Agreement:

(i) the Parties will be relieved of any further obligations in connection herewith but will remain liable for obligations which have accrued to the date of the Termination Notice;

(ii) notwithstanding the generality of the foregoing, the provisions of:

a. section 2.4 (indemnity), section 11 (confidentiality), and this section 7.4 shall survive the termination of this Agreement; and

b. section 2.1 (Optionee's Representations and Warranties), section 2.2 (Optionor's Representations and Warranties) and section 2.3 (Representations as Conditions) shall survive for a period of 24 months following termination of this Agreement; and

(iii) the Optionee shall forthwith deliver all records of Mining Work, including maps and data derived therefrom in its possession to the Optionor.

8. OPERATOR

8.1 The Optionee or an Optionee Group Company shall be the Operator for the Properties and shall manage the day to day exploration activities on the Properties.

8.2 The Operator shall have full right, power and authority to do everything necessary or desirable in connection with the Mining Work, including, without limiting the generality of the foregoing, the right, power and authority to:

(a) seek to obtain access to the Properties; and

(b) employ and engage such employees, agents and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder.

9. DUTIES AND OBLIGATIONS OF THE OPERATOR

9.1 The Operator agrees that during the term of this Agreement it shall:

(a) carry out exploration and development work on the Properties in accordance with recognized good and workmanlike exploration and engineering practices and in conformity in all respects with all applicable governmental mining laws and regulations;

(c) propose budgets and work plans;

(d) contribute on a best effort basis to ensure that Newco maintains the Exploration Rights and, if any, additional issued mineral rights in relation to the Properties;

(e) at all times maintain and keep true and correct records of all expenditures incurred, as well as all other data necessary or proper for the settlement of accounts between the Parties in connection with their rights and obligations under this Agreement. Such records shall be open at all reasonable times upon reasonable notice for inspection by the Optionor and Optionee as applicable or its duly authorized representative;

(f) upon the termination of this Agreement, leave the Properties in a safe condition in accordance with applicable statutes and regulations, including environmental restoration requirements;

(g) provide the non-Operator with an annual report within 60 days after each calendar year-end indicating expenditures made during such calendar year, the status of exploration on the Properties and copies of factual data generated during operations; The non-Operator shall have access to the Properties and to the Operator's exploration records with respect to the Properties at all times provided that it shall not unduly interfere with or disrupt the activities of the Operator. All reports received by the non-Operator shall be kept confidential and shall not be released to any other Party without the prior written consent of the Operator, which consent shall not to be unreasonably withheld; and

9.2 The Optionee as Operator, agrees to indemnify and hold harmless the Optionor from and against any losses arising out of any failure to comply with subsection 9.1 (a) through (g) herein and in particular the non-Operator covenants and agrees to save the Operator harmless from and against any Losses arising out of or in connection with the Operator's operations or activities on the Properties. Without limiting the generality of the foregoing, the non-Operator covenants and agrees to indemnify and save the Operator harmless from Losses resulting from any of the following occurrences where they are the result of the Operator's Mining Work on the Properties:

(a) any material, spill, discharge, leak, emission, ejection, escape, dumping, or any release or threatened release of any kind, of any toxic or hazardous substance or waste (as defined by any applicable law) from, on in or under the Properties, or into the environment, except releases permitted or otherwise authorized by such law;

(b) the disposal or location on the Properties of any toxic or hazardous substance or waste; and

(c) the treatment or storage on the Properties of any toxic or hazardous substance or waste.

10. TRANSFER RESTRICTIONS

10.1 This Agreement, and all rights and obligations hereunder may be assigned, in whole or in part, by either Party with the consent of the other, not to be unreasonably withheld or denied.

Any assignment of interest under this Agreement shall be made expressly subject to this Agreement and to a Right of First Refusal to the other Party, and shall require the Optionee to agree in writing to assume all of the obligations of the assigning Party as they relate to the interest assigned. No assignment shall be effective as between the Parties until delivery to the non-assigning Party of satisfactory evidence of such assignment.

11. CONFIDENTIALITY OF INFORMATION

11.1 The Parties agree that all data, information, reports concerning the Properties, and all information obtained from the Programs carried out under this Agreement and under the operation of this Agreement (collectively, the "**Confidential Information**") will be deemed confidential and will be the exclusive Properties of Optionor and will not be publicly disclosed or used by Optionee other than for the activities contemplated hereunder, except as required by law or by the rules and regulations of any regulatory authority having jurisdiction including the Exchange, or with the written consent of Optionor, such consent not to be unreasonably withheld.

11.2 Consent to disclosure of Confidential Information will not be required where Optionor wishes to disclose the Confidential Information to its auditors, lawyers, or advisors, provided that such people are informed of such Confidential Information's confidential nature and agree to be bound by the obligations not to disclose contained herein.

11.3 Any Confidential Information that becomes of public domain through an act or omission that is not in violation of the terms hereof, will no longer be deemed as Confidential Information.

11.4 Each Party agrees to consult with the other Party prior to issuing any press release or other public statement regarding this Agreement and the Properties. In addition, each Party will obtain prior approval from the other Party before issuing any press release or public statement using such other Party's name or the names of any of its officers, directors, employees or consultants, such approval not to be unreasonably withheld or delayed.

12. NOTICE AND PAYMENT

12.1 Any notice, direction or other communication (a "**Notice**") required or permitted to be given under this Agreement must be in writing and must be given by personal delivery or by facsimile or other form of electronic communication acceptable to the Parties, in each case addressed as follows:

if to Optionor:

REE Mining AS
Georg Tvibergsvei 10
3400 Lier
Attention: Øyvind Pedersen

if to Optionee:

EMC Metals Corp.
11th floor - 888 Dunsmuir Street
Vancouver, British Columbia
Canada V6C 3K4

Attention: George Putnam, Chief Executive Officer
Fax: 604-642-0604

All Notices must be given (i) by personal delivery to the addressee, or (ii) by electronic communication. All Notices will be effective and will be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours and, if not delivered during normal business hours, on the next Business Day following delivery, (ii) if by electronic communication, on the next Business Day following receipt of the electronic communication.

All payments to be made to a Party will be delivered or wire transferred to such Party at its address for Notice purposes as provided herein, or for the account of such Party at such bank or banks in Canada as such Party may designate from time to time by written notice. Such bank or banks will be deemed the agent of the designating Party for the purpose of receiving, collecting and receiving such payment.

Any Party may at any time deliver to the other Party a Notice regarding any change of address of the Party and from and after the giving of such Notice, the address or addresses therein specified will be deemed to be the address of such Party for the purpose of giving any future Notice under this Agreement.

13 GENERAL

13.1 This Agreement shall be governed by and interpreted in accordance with the laws of Norway and any disputes between the Parties will be referred to Oslo City court as mandatory legal venue.

13.2 This Agreement embodies the entire agreement and understanding among the Parties and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof.

13.3 Notice shall be deemed sufficiently delivered if delivered by confirmed courier or by confirmed fax to a current published fax number of the receiving Party.

13.4 Time shall be of the essence of this Agreement.

13.5 The headings of the sections of this Agreement are for convenience only and do not form a part of this Agreement. They are not intended to affect the construction of anything herein contained or govern the rights and liabilities of the Parties.

13.6 References to sections or Schedules (except where otherwise expressly stated) will be constructed as references to sections or Schedules of or to this Agreement.

13.7 Notwithstanding anything to the contrary herein contained, this Agreement shall be subject to Exchange Acceptance and the prior receipt of any requisite third party consents.

13.8 Upon the written request of a Party, the other Party agree to furnish such additional further assurances or documents as may be reasonably necessary to carry out the intent, purposes and terms of this Agreement.

13.9 This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors, permitted assigns, heirs, administrators and legal representatives.

13.10 This Agreement may only be changed by an agreement in writing, duly executed by the Party or Parties against which enforcement, waiver, change, modification or discharge is sought.

13.11 If any one or more of the provisions contained herein should be held to be invalid, unenforceable or illegal in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.12 Words used herein importing the singular number only shall include the plural, and vice-versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice-versa, and words importing persons shall include firms and corporations.

13.13 Waiver of any provisions herein by any Party hereto shall not be construed as a waiver of any other provisions or terms of this Agreement.

13.14 This Agreement may be executed in counterparts which may be delivered by facsimile or other electronic means. Each executed counterpart shall be deemed to be an original and all such counterparts when read together constitute one and the same instrument.

IN WITNESS WHEREOF the Parties have executed this Agreement on the date first above written.

EMC METALS CORP.

Per: ______________________
Authorized Signatory

REE MINING AS

Per: ______________________
Authorized Signatory: Øyvind Pedersen

This is SCHEDULE "A" to the Option Agreement between EMC METALS CORP. and REE MINING AS

<u>Description of Tordal Exploration Rights</u>

Exploration Right 0120-1/2011 Tørdal 1 - expiry date 21 March 2018
Exploration Right 0121-1/2011 Tørdal 2 - expiry date 21 March 2018
Exploration Right 0122-1/2011 Tørdal 3 - expiry date 21 March 2018
Exploration Right 0123-1/2011 Tørdal 4 - expiry date 21 March 2018

Map of the Tordal property is enclosed this Schedule A.

<u>Description of Iveland Exploration Rights</u>

Map of the Iveland property is enclosed this Schedule A.


IVELAND
AUST-AGDER FYLKE
REE Mining AS Vardeheia
REE Mining AS Rostadheia
REE Mining AS Håvarstad
REE Mining AS Steinsjønheia
REE Mining AS Ærefveit
REE Mining AS Gautestad
REE Mining AS Birketveit
REE Mining AS Iveland Sør 3
REE Mining AS Iveland Sør 2
REE Mining AS Iveland Sør 1
Vardeheia
Elgåsen
Birketveit
Iveland
Fjellsto
Tollefshus
Drivåsen
Frøysåsen
Frøysa
Tveitflyane
Hendal
Skaiå
Bakken
Pausevarden
Langåsen
Troåsen
Vardesei
Ånestadknuten
Eieland
Venjeli
Grunnevatn
Ranestadmoen
Ranestad


Søknad om undersøkelsesrett
REE Mining AS 2011
Skardsfjell
Tørdal 4
Heftetjern
Tørdal 1.
Tørdal 2.
Tørdal 3.
Skardsfjellet
Kleppsvatn
Stutåsen
Grønliheii
Vardeheia
Espeliheii
Uvdalen
Bukkesvåna
Holmevatnet
Trongene
Heslhomfjell
Deildalen
Høydalen
Skreddarkåsa
Tveit
Tørdal
Bø
THE
TØRDAL AREA
Skardsfjell
SKARSFJELL
Heftetjern
HEFTETJERN
HØYDALEN
amazonite zone
KLEPPSVATNET
LAKE
white
K-feldspar zone
KLEPPE
STORMYR
MO
pink K-feldspar zone
Amazonite-dominated pegmatite
White K-feldspar-dominated pegmatite
Pink K-feldspar-dominated pegmatite
Tørdal Granite (Precambrian)
Nissedal supracrustal rocks (Precambr.)
0
500m
N
NORGE
TØRDAL
SVERIGE

Fig. 3. Geological map of the Tørdal pegmatite area, Telemark, modified from Segalstad & Eggleston (1993a). Stippled lines separate zones with pegmatites dominated by green amazonite, white K-feldspar, and pink K-feldspar. Notable mineral